SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Atlantic American Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ATLANTIC AMERICAN CORPORATION
4370 Peachtree Road, N.E.
Atlanta, Georgia 30319-3000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 4, 2004

Notice is hereby given that the Annual Meeting of Shareholders of Atlantic American Corporation (the “Company”) will be held at the principal executive offices of the Company at 4370 Peachtree Road, N.E., Atlanta, Georgia at 9:00 A.M., Eastern Time, on May 4, 2004, for the following purposes:

(1)	To elect eleven (11) directors of the Company for the ensuing year;

(2)	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent public accountants for the 2004 fiscal year; and

(3)	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on March 19, 2004 will be entitled to notice of, and to vote at, the meeting, or any adjournments or postponements thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY. NO POSTAGE IS REQUIRED WHEN MAILED IN THE ENCLOSED ENVELOPE IN THE UNITED STATES.

By Order of the Board of Directors

Janie L. Ryan
Corporate Secretary

April 1, 2004
Atlanta, Georgia

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 4, 2004
1. ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
2. RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER BUSINESS
SHAREHOLDER PROPOSALS
ATLANTIC AMERICAN CORPORATION CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

ATLANTIC AMERICAN CORPORATION
4370 Peachtree Road, N.E.
Atlanta, Georgia 30319-3000

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 4, 2004

GENERAL

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Atlantic American Corporation (the “Company”) for use at the Annual Meeting of Shareholders (the “Meeting”) to be held at the time and place and for the purposes specified in the accompanying Notice of Annual Meeting of Shareholders and at any postponements or adjournments thereof. When the enclosed proxy is properly executed and returned, the shares which it represents will be voted at the Meeting in accordance with the instructions thereon. In the absence of any such instructions, the shares represented thereby will be voted in favor of the election of nominees for directors listed under the caption “Election of Directors” and the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent public accountants for 2004. Management does not know of any other business to be brought before the Meeting not described herein, but it is intended that as to such other business properly brought before the Meeting, a vote may be cast pursuant to the proxy in accordance with the judgment of the proxies appointed thereunder. This proxy statement and the accompanying form of proxy are first being mailed to shareholders of the Company on or about April 1, 2004.

Any shareholder who executes and delivers a proxy may revoke it at any time prior to its use by: (i) giving written notice of such revocation to the Secretary of the Company at 4370 Peachtree Road, N.E., Atlanta, Georgia 30319-3000; (ii) executing and delivering a proxy bearing a later date to the Secretary of the Company at 4370 Peachtree Road, N.E., Atlanta, Georgia 30319-3000; or (iii) attending the Meeting and voting in person.

Only holders of record of issued and outstanding shares of $1.00 par value per share common stock of the Company (“Common Stock”) as of March 19, 2004 (the “Record Date”) will be entitled to notice of and to vote at the Meeting. On the Record Date, there were 21,272,604 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter to be acted upon.

ANNUAL REPORT

The Annual Report to Shareholders of the Company, which includes a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, including financial statements, is being provided with this proxy statement.

EXPENSES OF SOLICITATION

The costs of soliciting proxies will be borne by the Company. Officers, directors and employees of the Company may solicit proxies by telephone or personal interview. No contract or arrangement exists for engaging specially-paid employees or solicitors in connection with the solicitation of proxies for the Meeting. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals, and the Company will reimburse them for their expenses in so doing.

VOTE REQUIRED

A majority of the outstanding shares of Common Stock must be present in person or by proxy at the Meeting in order to have the quorum necessary to transact business. Abstentions and broker “non-votes” will be counted as present in determining whether the quorum requirement is satisfied. Directors are elected by the affirmative vote of a plurality of the shares of Common Stock present in person or by proxy and actually voting at a meeting at which a quorum is present. In order for shareholders to approve all other matters to be presented at the Meeting, the votes cast favoring the proposal must exceed the votes cast opposing the proposal. Abstentions and non-votes will not count as votes for or against any proposal as to which there is an abstention or non-vote. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal pursuant to discretionary authority or instructions from the beneficial owner, but does not vote on another proposal because the nominee has not received instruction from the beneficial owner and does not have discretionary power.

1. ELECTION OF DIRECTORS

One of the purposes of the Meeting is to elect eleven directors to serve until the next annual meeting of the shareholders and until their successors have been elected and qualified or until their earlier resignation or removal. In the event any of the nominees should be unavailable to serve as a director, which contingency is not presently anticipated, proxies will be voted for the election of such other persons as may be designated by the present Board of Directors.

All of the nominees for election to the Board of Directors are currently directors of the Company.

The following information is set forth with respect to the eleven nominees for director to be elected at the Meeting:

Name	Age	Position with the Company

J. Mack Robinson	80	Chairman of the Board
Hilton H. Howell, Jr.	42	Director, President and Chief Executive Officer
Edward E. Elson	70	Director
Harold K. Fischer	71	Director
Samuel E. Hudgins	75	Director
D. Raymond Riddle	70	Director
Harriett J. Robinson	73	Director
Scott G. Thompson	59	Director
Mark C. West	44	Director
William H. Whaley, M.D.	64	Director
Dom H. Wyant	77	Director

Mr. Robinson has served as Director and Chairman of the Board since 1974 and served as President and Chief Executive Officer of the Company from September 1988 to May 1995. In addition, Mr. Robinson is also a Director of Bull Run Corporation and Gray Television, Inc.

Mr. Howell has been President and Chief Executive Officer of the Company since May 1995, and prior thereto served as Executive Vice President of the Company from October 1992 to May 1995. He has been a Director of the Company since October 1992. Mr. Howell is the son-in-law of Mr. and Mrs. Robinson. He is also a Director of Bull Run Corporation and Gray Television, Inc.

Mr. Elson is the former Ambassador of the United States of America to the Kingdom of Denmark, serving from 1993 through 1998. He has been a Director of the Company since October 1998, and previously served as a Director from 1986 to 1993.

Mr. Fischer is the retired President of Association Casualty Insurance Company and Association Risk Management General Agency, Inc., subsidiaries of the Company, which he served from 1984 through June 2001. He has been a Director of the Company since the Company acquired those two subsidiaries in July 1999.

Mr. Hudgins has been an independent consultant since September 1997 and was a Principal in Percival, Hudgins & Company, LLC, an investment bank, from April 1992 to September 1997. He has been a Director of the Company since 1986.

Mr. Riddle is the retired Chairman and Chief Executive Officer of National Service Industries, Inc., a diversified holding company, a position he held from September 1994 to February 1996, and prior thereto served as the President and Chief Executive Officer of National Service Industries, Inc. since January 1993. Prior thereto, he was President of Wachovia Bank of Georgia, N.A., the President of Wachovia Corporation of Georgia and Executive Vice President of Wachovia Corporation. He has been a Director of the Company since 1976, and also serves as a Director of AMC, Inc., AGL Resources, Inc. and Equifax Inc.

Mrs. Robinson, the wife of J. Mack Robinson, has been a Director of the Company since 1989. She is also a Director of Gray Television, Inc.

Mr. Thompson has been the President and Chief Executive Officer of American Southern Insurance Company, a subsidiary of the Company, since 2004; prior thereto he was the President and Chief Financial Officer since 1984. He has been a Director of the Company since February 1996.

Mr. West has been the Chairman and Chief Executive Officer of The Genoa Companies since 1990. He has been a Director of the Company since July 1997.

Dr. Whaley has been a physician in private practice for more than the past five years. He has been a Director of the Company since July 1992.

Mr. Wyant is a retired partner of the law firm of Jones Day, which serves as counsel to the Company. He served as a Partner with that firm from 1989 through 1994, and as Of Counsel from 1995 through 1997. He has been a Director of the Company since 1985.

The Board of Directors recommends a vote FOR the election of each of the nominees for Director.

Committees of The Board of Directors

As a result of the level of beneficial ownership of our Common Stock by J. Mack Robinson, one of our director nominees and currently our Chairman of the Board, and his affiliates, the Company meets the definition of “controlled company” as defined pursuant to Rule 4350(c)(5) of the National Association of Securities Dealers, Inc. Marketplace Rules (the “NASDAQ Rules”). Accordingly, the Company is exempt from certain requirements of the NASDAQ Rules, including the requirement that a majority of its Board of Directors be independent, as defined in such rules, the requirement that director nominees be selected, or recommended for the board’s selection, by either a majority of the independent directors or a nominations committee comprised solely of independent directors, and certain requirements relating to the determination of executive officer compensation.

The Board of Directors of the Company has three standing committees: the Executive Committee, the Stock Option and Compensation Committee and the Audit Committee.

The Executive Committee is composed of Messrs. Robinson, Howell and Hudgins, and Dr. Whaley, and its function is to act in the place and stead of the Board of Directors to the extent permitted by law on matters which require Board action between meetings of the Board of Directors. The Executive Committee of the Company met or acted by written consent three times during 2003.

The Stock Option and Compensation Committee is composed of Messrs. Elson, Riddle and West and Dr. Whaley. The Stock Option and Compensation Committee’s function is to establish the number of stock options to be granted to officers and key employees and the annual salaries and bonus amounts payable to officers of the Company. The Stock Option and Compensation Committee met or acted by written consent one time during 2003.

The Audit Committee is composed of Messrs. Elson, Riddle, West and Wyant. The Board of Directors has determined that all of the members of the Audit Committee are “independent” and financially literate, as such terms are defined in the NASDAQ Rules and the rules of the Securities and Exchange Commission. In addition, the Board of Directors has determined that three of the members of the Audit Committee, Messrs. Elson, Riddle and West, each have the attributes of an “audit committee financial expert” as defined by the Securities and Exchange Commission in Item 401(h) of Regulation S-K. In making such determination, the Board took into consideration, among other things, the express provision in Item 401(h) of Regulation S-K that the determination that a person has the attributes of an audit committee financial expert shall not impose any greater responsibility or liability on that person than the responsibility and liability imposed on such person as a member of the Audit Committee, nor shall it affect the duties and obligations of other Audit Committee members or the Board of Directors. The Audit Committee held four meetings in 2003.

Information regarding the functions performed by the Audit Committee and its membership during 2003 is set forth in the “Report of the Audit Committee,” included below. The Audit Committee is governed by a written charter, which was amended and restated in 2004 and which is attached as Annex A hereto.

Due to its status as a “controlled company,” and in part as a result of the historically small turnover of its members, the Board does not foresee the need to establish a separate nominating committee or adopt a charter to govern the nomination process. The Board of Directors has generally addressed the need to retain members and fill vacancies after discussion among current members, the members of the Executive Committee, and the Company’s management. The Board of Directors does not have any specific qualifications that have to be met by director candidates and does not have a formal process for identifying and evaluating director candidates.

Additionally, the Board of Directors does not have a formal policy with respect to the consideration of any director candidates recommended by shareholders and has determined that it is appropriate not to have such a formal policy at this time. The Board of Directors, however, will give due consideration to director candidates recommended by shareholders. Any shareholder that wishes to nominate a director candidate should submit complete information as to the identity and qualifications of the director candidate to the Board of Directors at the address and in the manner set forth below for communication with the Board.

The Board of Directors met or acted by written consent four times in 2003. Each of the Directors named above attended at least 75% percent of the meetings of the Board and its committees of which he or she was a member during 2003. The Company does not have a formal policy regarding Director attendance at our annual meetings, but attendance by the Directors is encouraged and expected. At our 2002 Annual Meeting of Shareholders, nine of our directors were in attendance.

Shareholders may communicate with members of the Board of Directors by mail addressed to the full Board of Directors, a specific member of the Board of Directors or a particular committee of the Board of Directors at Atlantic American Corporation, 4370 Peachtree Road, N.E., Atlanta, Georgia 30319.

Report of the Audit Committee

The Audit Committee (the “Committee”) oversees the Company’s (i) financial reports and other financial information; (ii) systems of internal controls regarding finance, accounting, legal compliance and ethics; and (iii) auditing, accounting and financial reporting processes. The Company’s management has the primary responsibility for the financial statements and the reporting processes, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements of the Company as of and for the year ended December 31, 2003, including a discussion of the accounting principles, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements.

The Company’s independent auditors are responsible for performing an audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States and expressing an opinion thereon. During 2003, the Committee reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States, including the items set out in Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, promulgated by the Auditing Standards Board of the American Institute of Certified Public Accountants. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures received as required by Independence Standards Board Standard No.1, and considered the compatibility of nonaudit services provided to the Company by Deloitte & Touche LLP with the maintenance of the auditors’ independence.

The Committee discussed with the Company’s independent auditors the overall scope and plans for the 2003 audit. The Committee met with the independent auditors, with and without management present, to discuss, among other things, the results of their audit, their considerations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held four meetings during fiscal year 2003.

In performing its functions, the Audit Committee acts only in an oversight capacity. The Committee reviews the Company’s periodic reports prior to filing with the Securities and Exchange Commission and quarterly earnings announcements. In its oversight role, the Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the Company’s annual financial statements as to their conformity with generally accepted accounting principles.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

D. Raymond Riddle, Audit Committee Chair
Edward E. Elson, Audit Committee Member
Mark C. West, Audit Committee Member
Dom H. Wyant, Audit Committee Member

March 24, 2004

Compensation of Directors

The Company’s policy is to pay all Directors an annual retainer fee of $12,000, to pay fees to Directors at the rate of $2,000 for each Board meeting attended and $500 for each committee meeting attended, and to reimburse Directors for actual expenses incurred in connection with attending meetings of the Board of Directors and committees of the Board. In addition, pursuant to the Company’s 2002 Incentive Plan (the “2002 Incentive Plan”), all Directors who are not employees or officers of the Company or any of its subsidiaries are entitled to receive stock options to purchase shares of Common Stock and other equity awards.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth Common Stock ownership information as of March 19, 2004 by: (i) each person who is known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock of the Company, (ii) each director, (iii) each executive officer named in the Summary Compensation Table below, and (iv) all of the Company’s directors and executive officers as a group.

	Amount and Nature
Name of Individual	of Beneficial		Percent
or Identity of Group	Ownership(1)		of Class

J. Mack Robinson	13,928,914	(2)	65.57%
4370 Peachtree Road, N.E.
Atlanta, Georgia 30319
Harriett J. Robinson	8,432,072	(3)	40.15%
4370 Peachtree Road, N.E.
Atlanta, Georgia 30319
Harold K. Fischer	1,338,047	(4)	6.31%
P.O. Box 9728
Austin, TX 78766
Hilton H. Howell, Jr.	395,613	(5)	1.84%
Edward E. Elson	12,500	(6)	*
Samuel E. Hudgins	10,500	(6)	*
D. Raymond Riddle	118,450	(7)	*
Scott G. Thompson	87,500	(8)	*
Mark C. West	147,300	(9)	*
William H. Whaley, M.D.	29,500	(10)	*
Dom H. Wyant	10,500	(6)	*
John G. Sample, Jr.	52,196	(11)	*
All Directors and Executive Officers as a Group (12 persons)	16,165,249	(12)	74.77%

*	Represents less than 1% of class.

(1)	All such shares are owned beneficially and of record unless otherwise stated.

(2)	Includes: 3,414,502 shares owned by Gulf Capital Services, Ltd.; 946,702 shares owned by Delta Life Insurance Company; and 300,000 shares owned by Delta Fire & Casualty Company, all of which are companies controlled by Mr. Robinson and each of which has an address at 4370 Peachtree Road, N.E., Atlanta, Georgia 30319; and 12,927 shares held pursuant to the Company’s 401(k) Plan. Also includes all shares held by Mr. Robinson’s wife (see note 3 below).

(3)	Harriett J. Robinson is the wife of J. Mack Robinson. Includes 7,980,248 shares held by Mrs. Robinson as trustee for her children, as to which she disclaims beneficial ownership. Also includes 4,000 shares issuable upon exercise of options exercisable within 60 days, and 6,720 shares held jointly with her grandson. Does not include shares held by Mr. Robinson (see note 2 above).

(4)	Includes 6,000 shares issuable upon exercise of options exercisable within 60 days.

(5)	Includes: 150,000 shares subject to presently exercisable stock options held by Mr. Howell; 28,368 shares held pursuant to the Company’s 401(k) Plan; 1,025 shares owned by his wife; 38,000 shares owned by his wife as custodian for their children; and 6,720 shares held in joint ownership by Mr. Howell’s son and Harriett J. Robinson, as to which he disclaims any beneficial ownership.

(6)	Includes 4,000 shares issuable upon exercise of options exercisable within 60 days.

(7)	Includes 4,000 shares issuable upon exercise of options exercisable within 60 days, and 600 shares held by Mr. Riddle’s spouse as to which he disclaims any beneficial ownership.

(8)	Includes 80,000 shares subject to presently exercisable options.

(9)	Includes 4,000 shares issuable upon exercise of options exercisable within 60 days. Also includes 127,500 shares owned by Atlantis Capital LLP, of which Mr. West is the President of the General Partner. Also includes 5,000 shares owned by the George West Mental Health Foundation, of which Mr. West is the President, and as to which Mr. West disclaims any beneficial ownership.

(10)	Includes 4,000 shares issuable upon exercise of options exercisable within 60 days, and 6,000 shares owned by Dr. Whaley’s spouse as custodian for his daughter.

(11)	Includes: 37,500 shares subject to presently exercisable options; 4,696 shares held pursuant to the Company’s 401(k) Plan; and 10,000 deferred shares granted pursuant to the Company’s 1992 Incentive Plan.

(12)	Includes 301,500 shares subject to presently exercisable options held by all directors and executive officers as a group. Also includes shares held pursuant to the Company’s 401(k) Plan described in notes 2, 5 and 12 above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, executive officers, and any persons holding more than ten percent of a registered class of the Company’s equity securities are required to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of Common Stock and other equity securities of the Company, and to furnish the Company with copies of such reports. To the Company’s knowledge, all of these filing requirements were satisfied during the year ended December 31, 2003. In making this disclosure, the Company has relied on written representations of its directors and officers and copies of the reports that have been filed with the Securities and Exchange Commission.

EXECUTIVE COMPENSATION

There is shown below information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 2003, 2002 and 2001, of those persons who were: (i) chief executive officer and (ii) the only other executive officers of the Company at December 31, 2003, whose salary and bonus exceeded $100,000, (the “named executive officers”):

Summary Compensation Table

	Annual						Long-Term
	Compensation						Compensation Awards
Name and									All Other
Principal Position	Year		Salary	Bonus	Other(1)		Stock Awards(#)		Compensation
Hilton H. Howell, Jr.	2003		$375,000	$200,000	$-0-		100,000	(2)	$-0-
President and CEO	2002		340,000	150,000	-0-		-0-		-0-
	2001		312,500	136,000	-0-		100,000	(2)	-0-
J. Mack Robinson	2003		155,000	68,200	34,000	(3)	-0-		-0-
Chairman of the Board	2002		140,000	62,000	26,500	(4)	-0-		-0-
	2001		140,000	62,000			-0-		-0-
John G. Sample, Jr.	2003		300,000	99,000	-0-		-0-		-0-
Senior Vice President and CFO	2002	(5)	137,500	90,000	-0-		60,000	(6)	45,000

(1)	Includes perquisites or other personal benefits paid to or received by the named executive officer to the extent they exceed the applicable reporting requirements.

(2)	Consists of options to purchase 100,000 shares of Common Stock.

(3)	Consists of (i) contributions to Mr. Robinson’s account under the Company’s 401(k) Plan of $5,645 in 2003; and (ii) fees paid for serving as a director of the Company and subsidiaries of $28,000 in 2003.

(4)	Consists of (i) contributions to Mr. Robinson’s account under the Company’s 401(k) Plan of $5,500 in 2002; and (ii) fees paid for serving as a Director of the Company and subsidiaries of $21,000 in 2002.

(5)	Mr. Sample has been employed by the Company since July 1, 2002. In connection with his employment, he was paid a transition allowance of $45,000.

(6)	Consists of: (i) options to purchase 50,000 shares of Common Stock; and (ii) an award of 10,000 deferred shares of Common Stock that vests in full on the fifth anniversary of the date of grant, subject to certain conditions, including the continuous employment of Mr. Sample by the Company.

Option/SAR Grants In Last Fiscal Year

The following table provides information related to options granted to the named executive officers during fiscal year 2003.

Potential Realizable Value
at Assumed Annual Rates
of Stock Price Appreciation
	Individual Grants				for Option Term(1)
Percent of
	Number of	Total
	Securities	Options/SARs	Exercise
	Underlying	Granted to	or Base
	Options/SARs	Employees in	Price	Expiration
Name	Granted (#)(2)	Fiscal Year	($/Sh)	Date	5% ($)	10% ($)
Hilton H. Howell, Jr.	100,000	44%	$1.59	05/06/13	$100,000	$253,000
J. Mack Robinson	-0-	-0-	-0-	N/A	-0-	-0-
John G. Sample, Jr.	-0-	-0-	-0-	N/A	-0-	-0-

(1)	The potential realizable value portion of the table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company’s Common Stock over the term of the options. The assumed annual rates of stock price appreciation are specified by the rules of the Securities and Exchange Commission for illustrative purposes only and are not intended as projections of the future performance of the Company’s Common Stock.

(2)	Options became exercisable with respect to 50% of the shares covered thereby on May 6, 2003, the date of grant; options for an additional 25% of the shares become exercisable on May 6, 2004; and options for the remaining 25% become exercisable on May 6, 2005. The exercise price was equal to the market value of the Common Stock at the close of business on the date of grant as reported by the Nasdaq National Market.

Aggregated Option/SAR Exercises In Last Fiscal Year and FY-End Option/SAR Values

The following table provides information related to option exercises during fiscal year 2003 and the number and value of options held by the named executive officers at December 31, 2003.

Number of Securities
			Underlying Unexercised	Value of Unexercised In-the-
			Options / SARs	Money Options / SARs
			at Year-End (#)	at Year-End ($)(1)
Shares Acquired on
Name	Exercise (#)	Value Realized ($)	Exercisable / Unexercisable	Exercisable / Unexercisable
Hilton H. Howell, Jr.	-0-	-0-	150,000 /50,000	$245,500 / $70,500
J. Mack Robinson	-0-	-0-	-0- / -0-	$0 / $0
John G. Sample, Jr.	-0-	-0-	37,500 / 12,500	$37,500 / $12,500

(1)	Value is calculated on the difference between the option exercise price and the closing price for the Company’s Common Stock as reported by the Nasdaq National Market on December 31, 2003, which was $3.00, multiplied by the number of shares of Common Stock underlying the option.

Compensation Committee Interlocks and Insider Participation

During 2003, Messrs. Elson, Riddle and West, and Dr. Whaley, none of whom was, during the year or formerly, an officer or employee of the Company, were members of the Stock Option and Compensation Committee of our Board of Directors. None of the Stock Option and Compensation Committee members serve as members of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Stock Option and Compensation Committee.

Performance Graph

The graph below compares the cumulative total return to shareholders on the Common Stock for the period from December 31, 1998 through December 31, 2003, with (i) the Russell 2000 Index, (ii) the Nasdaq Insurance Index and (iii) a peer group of various insurance companies (the “Insurance Peer Group”).

Assumes $100 invested at the close of trading in 12/98 in Atlantic American Corporation Common Stock, Russell 2000 Index, Nasdaq Insurance Index, and the Insurance Peer Group.

Source: Value Line, Inc. and Nasdaq

Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.

The Insurance Peer Group includes: American Safety Insurance Company, Donegal Insurance Group J, Cotton States Life Insurance Co., National Securities Group, Inc., Meadowbrook Insurance Group, Inc. The Siebels Bruce Group, Inc. and Danielson Holding Group. The Insurance Peer Group also includes Highlands Insurance Group, Inc. through the period ended December 31, 2002. Subsequent to such date and prior to the end of the applicable measurement period, Highlands Insurance Group ceased to have equity securities registered pursuant to the Securities Exchange Act of 1934. The Company believes that a comparison to this peer group is more meaningful for shareholders than the other broad market indices presented above because such companies are either similar in market capitalization to the Company or serve markets similar to the Company.

Report of the Stock Option and Compensation Committee on Executive Compensation

Compensation Philosophy

The Compensation Committee believes that compensation of executives should be designed to motivate those persons to perform at their potential over both the short and the long term. The Compensation Committee believes that equity-based incentives can benefit the Company by increasing the retention of executives while aligning their long-term interests with those of the Company’s shareholders. Compensation determinations are primarily based on the performance of the Company and the individual executive officer during a particular year, and expectations and objectives for performance in the succeeding year. The Compensation Committee also believes that compensation packages for executives must be structured to take into account the nature and the growth of the Company’s lines of business in appropriate circumstances.

The compensation packages for the executive officers have generally consisted of three components: base salaries, cash bonuses and equity incentives.

Cash Compensation. The Chairman of the Board annually reviews executive officer compensation and recommends to the Compensation Committee proposed salaries and bonuses for himself and for each of the other executive officers. Factors considered by the Chairman and the Compensation Committee are based upon the growth of the Company with regard to net income, total assets, premiums and shareholders’ equity. All of these factors were considered in establishing salary levels for each of the executive officers, as were their individual duties and the growth and effectiveness of each in performing those duties. In establishing compensation levels for the executive officers for 2003, the Compensation Committee sought to structure compensation packages that were designed both to achieve the objective of the Compensation Committee’s compensation philosophy and to be competitive with those offered by similarly situated companies. For 2003, the Chairman of the Board elected not to recommend an increase in his own salary, and the Compensation Committee did not implement an increase in his salary. The Compensation Committee did increase the base salary for the other named executive officers for 2003, having taken into consideration the factors identified above. Upon the Chairman of the Board’s recommendation, the Compensation Committee awarded cash bonuses to each of the named executive officers, including to the Chief Executive Officer as described below. The bonuses are generally determined as a percentage of the executive officer’s base salary for the succeeding fiscal year. The bonuses, which were actually paid in the first quarter of 2004, reflect an evaluation of the individual performance of the officers, as well as the performance of the Company as a whole during 2003.

Equity-Based Compensation. The Compensation Committee believes that equity-based compensation in the form of stock options or other stock awards serves to motivate executives to seek to improve the Company’s short-term and long-term prospects and to align the interests of the Company’s executives with those of the shareholders. During 2003, the Compensation Committee granted stock options to certain executives at prevailing market prices on the dates of grant. The factors used in determining the size of the individual grant were the same as those considered with respect to cash bonuses. The grants vested with respect to one-half of the shares purchasable thereunder on the date of grant with the remainder vesting in equal increments on each of the first and second anniversaries of the applicable date of grant. The vesting schedule is designed to encourage both short-term and long-term performance.

Chief Executive Officer. Mr. Howell’s compensation is generally evaluated on the same basis as the Company’s other executive officers. The Committee approved an increase of 10% in Mr. Howell’s base salary for 2003, and in 2004 awarded Mr. Howell a cash bonus of $200,000 in recognition of his contributions during 2003. In 2003, the Compensation Committee granted stock options to purchase 100,000 shares to Mr. Howell at prevailing market prices. The grant vested with respect to one-half of the shares purchasable thereunder on the date of grant with the remainder vesting in equal increments on each of the first and second anniversaries of the date of grant. The vesting schedule is designed to encourage both short-term and long-term performance.

Edward E. Elson
D. Raymond Riddle
Mark C. West
Dr. William Whaley

2. RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee is required by law and applicable NASDAQ Rules to be directly responsible for the appointment, compensation and retention of the Company’s independent public accountants. The Committee has appointed Deloitte & Touche LLP (“Deloitte”) as independent public accountants for the Company for the year ending December 31, 2004. While shareholder ratification of the selection of Deloitte as the Company’s independent public accountants is not required by the Company’s By-laws or otherwise, the Board of Directors is submitting the selection of Deloitte to the shareholders for ratification. If the shareholders fail to ratify the selection, the Committee may, but is not required to, reconsider whether to retain that firm. Even if the selection is ratified, the Committee in its discretion may direct the appointment of a different independent public accountant at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Deloitte became the independent auditors for the Company on June 26, 2002, when the Committee, pursuant to the authority granted by the Board of Directors, voted to engage Deloitte to serve as the Company’s independent auditors for the Company’s 2002 fiscal year. The Committee’s decision to engage Deloitte followed the Committee’s decision, on that day and pursuant to the authority granted by the Board of Directors, to immediately end the engagement of Arthur Andersen LLP (“Andersen”) as the Company’s auditors.

Andersen’s reports on the Company’s consolidated financial statements for the fiscal year ended December 31, 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the 2001 fiscal year, and through the date Andersen’s engagement ended, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused Andersen to make reference to the subject matter in connection with its report with respect to the Company’s consolidated financial statements for that year; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Andersen with a copy of the foregoing disclosures. Attached to the Company’s Current Report on Form 8-K, dated June 28, 2002, as Exhibit 16.1, is a copy of Andersen’s letter, dated June 28, 2002, stating its agreement with such statements.

A representative from Deloitte is expected to be present at the Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

During fiscal year 2003, Deloitte was retained to provide services in the following categories and amounts:

Audit Fees

The Company has paid or expects to pay Deloitte approximately $360,000, in the aggregate, for professional services it rendered for the audit of the Company’s consolidated financial statements and audits of subsidiary company statutory reports for the fiscal year ended December 31, 2003 and the reviews of the interim financial statements included in our Quarterly Reports on Form 10-Q filed during the fiscal year ended December 31, 2003. The Company paid Deloitte $330,000, in the aggregate, for professional services it rendered for the audit of the Company’s consolidated financial statements and audits of subsidiary company statutory reports for the fiscal year ended December 31, 2002 and the reviews of the interim financial statements included in the Company’s quarterly reports on Form 10-Q filed during the fiscal year ended December 31, 2002.

Audit — Related Fees

The Company did not engage Deloitte to render any assurance and related services reasonably related to the performance of the audit or review of the Company’s financial statements other than those set forth above during the fiscal year ended December 31, 2003. During the fiscal year ended December 31, 2002, the Company paid Deloitte $16,000, in the aggregate, in audit-related fees. These fees related to statutory reporting at one of our subsidiary companies.

Tax Fees

The Company has paid or expects to pay Deloitte approximately $8,500, in the aggregate, for certain tax services it rendered during the fiscal year ended December 31, 2003. These services consisted of consultations on various tax matters. The Company did not engage Deloitte to render any tax compliance, tax advice or tax planning services during the fiscal year ended December 31, 2002.

All Other Fees

Deloitte did not provide any other category of products or services to the Company during either the fiscal year ended December 31, 2003 or the fiscal year ended December 31, 2002.

The Committee has considered whether the provision of non-audit services by Deloitte is compatible with maintaining auditor independence. All audit and non-audit services to be performed by Deloitte must be approved in advance by the Committee. Pursuant to the Committee’s Audit and Non-Audit Services Pre-Approval Policy (the “Policy”) and as permitted by Securities and Exchange Commission rules, the Committee may delegate pre-approval authority to any of its members, provided that any service approved in this manner is reported to the full Committee at its next meeting.

The Policy provides for a general pre-approval of certain specifically enumerated services that are to be provided within specified fee levels. With respect to requests to provide specifically enumerated services not specifically pre-approved pursuant to such general grant, such requests must be submitted to the Committee by both the independent auditors and the Chief Financial Officer and must include a joint statement as to whether, in their view, the request is consistent with Securities and Exchange Commission rules on auditor independence. Such requests must also be specific as to the nature of the proposed service, the proposed fee and any other details the Committee may request.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company leases space for its principal offices, as well as the principal offices of certain of its subsidiaries, in an office building located at 4370 Peachtree Road, N.E., Atlanta, Georgia, from Delta Life Insurance Company, a corporation owned by Mr. Robinson and members of his immediate family, under leases which expire at various times from July 31, 2005 to May 31, 2012. Under the terms of the leases, the Company occupies approximately 65,489 square feet of office space as well as covered parking garage facilities at an annual rental of approximately $611,000, plus a pro rata share of all real estate taxes, general maintenance, and service expenses and insurance costs with respect to the office building and other facilities. The terms of the lease are believed by management of the Company to be comparable to terms which could be obtained by the Company from unrelated parties for comparable rental property.

Effective December 31, 1995, an aggregate of $13.4 million in principal amount of 8% and 9 1/2% demand notes issued by the Company were canceled in exchange for the issuance by the Company of an aggregate of 134,000 shares of a new series of preferred stock (the “Series B Preferred Stock”), which has a stated value of $100 per share and accrues dividends at 9% per year.

At December 31, 2003, the Company had accrued but unpaid dividends on the Series B Preferred Stock totaling $9,648,000. All shares of Series B Preferred Stock are owned directly or indirectly by affiliates of Mr. Robinson, Mrs. Robinson or Mr. Howell.

Effective December 29, 2000, the Company issued an aggregate of 25,000 shares of a new series of preferred stock (the “Series C Preferred Stock”), which has a stated value of $100 per share and accrues interest at 9% per year. During 2003, in accordance with the terms of the Series C Preferred Stock, the Company exercised its right to redeem 20,000 shares of the outstanding shares of the Series C Preferred Stock. These shares were redeemed at the redemption price specified in the terms of the Series C Preferred Stock, $100 per share, for $2.0 million, bringing the total outstanding shares of Series C Preferred Stock to 5,000 from 25,000 as of December 31, 2003. In 2003, an aggregate of $142,500 in dividends were paid to the holders of the Series C Preferred Stock. At December 31, 2003, the Company had no accrued or unpaid dividends on the Series C Preferred Stock. All shares of Series C Preferred Stock are owned directly or indirectly by affiliates of Mr. Robinson. Subsequent to December 31, 2003, the remaining 5,000 shares of Series C Preferred Stock were redeemed at the redemption price of $100 per share.

In 1991, certain of the Company’s subsidiaries made loans to Leath Furniture, LLC (“Leath”), which at the time was a subsidiary of the Company. In 1996, the Company sold Leath to Gulf Capital Services, Ltd. (“Gulf Capital”). Gulf Capital is a partnership in which Mr. Robinson is the general partner and certain of his affiliates are the limited partners. The loans are secured by mortgages on certain properties owned by Leath. The loans had an outstanding principal balance of $3.2 million at December 31, 2003, bear interest at 91/4% per annum, are payable in monthly installments, and mature on December 1, 2016. During 2003, Leath made principal and interest payments on such notes in the aggregate amount of $439,619.

Certain of the Company’s subsidiaries have purchased shares in Bull Run Corporation (“Bull Run”) and Gray Television, Inc. (“Gray”), in the ordinary course of investing. Mr. Robinson and Mr. Howell are on the board of directors of both Bull Run and Gray, and Mrs. Robinson is on the board of directors of Gray. The value of the investments in Bull Run and Gray at the end of 2003 was $2,225,000 and $10,808,000, respectively.

The Company has entered into a consulting agreement with Dr. Whaley, pursuant to which Dr. Whaley provides certain medical consulting and advisory services to the Company’s subsidiaries. Pursuant to the agreement, Dr. Whaley receives $10,000 per year for such services.

The Company has entered into a consulting arrangement with Mr. Hudgins, pursuant to which Mr. Hudgins provides various financial and other consulting services to the Company. Pursuant to the agreement, Mr. Hudgins received $119,650 during 2003 for such services.

OTHER BUSINESS

Management of the Company knows of no other matters than those stated above which are to be brought before the Meeting. However, if any such other matters should be presented for consideration and voting, it is the intention of the persons named in the proxies to vote thereon in accordance with their best judgment.

SHAREHOLDER PROPOSALS

Shareholder proposals to be presented at the next annual meeting must be received by the Company no later than December 2, 2004, in order to be considered for inclusion in the proxy statement for the 2005 annual meeting of shareholders. Any such proposal should be addressed to the Company’s president and mailed to 4370 Peachtree Road, N.E., Atlanta, Georgia 30319-3000. A shareholder not seeking to have his proposal included in the Company’s proxy statement, but seeking to have the proposal considered at the Company’s 2005 annual meeting of shareholders, should notify the Company in the manner set forth above of his proposal by February 14, 2005. In accordance with the rules of the Securities and Exchange Commission, if the shareholder has not given such notice to the Company by February 14, 2005, the persons appointed as proxies for the 2005 annual meeting of shareholders may exercise discretionary authority to vote on any such shareholder proposal.

ANNEX A

ATLANTIC AMERICAN CORPORATION
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Purpose

The purpose of the Audit Committee (the “Committee”) of Atlantic American Corporation (the “Company”) is to oversee the Company’s (1) financial reports and other financial information provided to any governmental body, its shareholders or the public; (2) systems of internal controls regarding finance, accounting, legal compliance and ethics; and (3) auditing, accounting and financial reporting processes. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels.

Composition of the Committee

Number. The Committee shall consist of no fewer than three members.

Qualifications.

1)	Each Committee member shall meet the independence criteria of (A) the listing requirements of the National Association of Securities Dealers, Inc. (“NASD”), as such requirements are interpreted by the Board of Directors in its business judgment and (B) Section 301 of the Sarbanes-Oxley Act of 2002 and the rules and listing requirements promulgated thereunder by the Securities and Exchange Commission (the “SEC”), including Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), and the NASD.

2)	No Committee member shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

3)	Each Committee member shall be able to read and understand fundamental financial statements, including a balance sheet, an income statement and a cash flow statement. Additionally, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in such member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board of Directors shall determine, in its business judgment, whether at least one member has such financial sophistication and whether there is at least one member that satisfies the financial expert criteria of Section 407 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the SEC. The designation or identification of a person as having such financial sophistication or as a financial expert shall not (A) impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the Committee and Board of Directors in the absence of such designation or identification or (B) affect the duties, obligations or liability of any other member of the Committee or Board of Directors.

4)	Each Committee member shall receive as compensation from the Company only those forms of compensation as are not prohibited by Section 301 of the Sarbanes-Oxley Act of 2002 and the rules and listing requirements promulgated thereunder by the SEC and the NASD. Permitted compensation includes (A) director’s fees (which includes all forms of compensation paid to directors of the Company for service as a director or member of a committee of the Board of Directors) and/or (B) fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company provided that such compensation is not contingent in any way on continued service.

5)	No individual who otherwise meets the independence criteria set forth herein may be the Chairman, or other voting member, of the Committee at any time and for so long as such individual holds or shares (or is an affiliate of any individual or entity that holds or shares) voting and/or dispositive power with respect to twenty percent (20%) or more of the Company’s stock.

Appointment. The Board of Directors will appoint the members of the Committee. The Board of Directors will, or will delegate to the members of the Committee the responsibility to, appoint a Chairman of the Committee. Committee members shall serve at the pleasure of the Board of Directors and for such term or terms as the Board of Directors may determine.

Duties and Responsibilities of the Committee

     The Committee shall be responsible for overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company on behalf of the Board of Directors. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s interim financial statements.

     The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors (including resolution of differences between management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and such auditor shall report directly to the Committee.

In performing its responsibilities, the Committee shall:

1)	Retain the Independent Auditors: The Committee has the sole authority to (A) retain and terminate the Company’s independent auditors, (B) approve all audit engagement fees, terms and services and (C) approve any non-audit engagements with the Company’s independent auditors.

2)	Review and Discuss the Independence of, and Evaluate, the Auditors: In connection with the retention of the Company’s independent auditors, the Committee shall, at least annually, review and discuss the information provided by management and the auditors relating to the independence of the audit firm, including, among other things, information related to the non-audit services provided and expected to be provided by the auditors. The Committee is responsible for (A) ensuring that the independent auditors submit at least annually to the Committee a formal written statement delineating all relationships between the auditors and the Company consistent with applicable independence standards, including Independence Standards Board Standard 1, (B) actively engaging in a dialogue with the auditors with respect to any disclosed relationship or services that may impact the objectivity and independence of the auditors and (C) taking, or recommending that the Board of Directors take, appropriate action to oversee the independence of the auditor. In connection with the Committee’s evaluation of the auditors’ independence, the Committee shall also review and evaluate the lead partner of the independent auditors and take such steps as may be required by law with respect to the identification and regular rotation of the audit partners serving on the Company’s audit engagement team. In connection with the overall evaluation of the independent auditors, the Committee shall obtain and review a report by the independent auditors describing such auditor’s internal quality control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, as well as any steps taken to deal with any such issues.

3)	Set Hiring Policies: The Committee is to set hiring policies for employees or former employees of the independent auditors.

4)	Review and Discuss the Audit Plan: The Committee is to review and discuss with the independent auditors the plans for, and the scope of, the annual audit and other examinations, including the adequacy of staffing and compensation.

5)	Review and Discuss Conduct of the Audit: The Committee is to review and discuss with the independent auditors the matters required to be discussed by relevant regulatory and auditing standards relating to the conduct of the audit, as well as any audit problems or difficulties and management’s response, including (A) any restriction on audit scope or on access to requested information, (B) any differences with management and (C) significant issues discussed with the independent auditors’ national office. The Committee is to decide all unresolved differences between management and the independent auditors regarding financial reporting.

6)	Review and Discuss Financial Statements and Disclosures: The Committee is to review and discuss with appropriate officers of the Company and the independent auditors the annual audited and quarterly financial statements of the Company, including (A) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (B) the disclosures regarding internal controls and other required matters.

7)	Review and Discuss Earnings Press Releases: The Committee is to review and discuss earnings and other financial press releases (including any use of “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies (which review may occur after issuance and may be done generally as a review of the types of information to be disclosed and the form of presentation to be made).

8)	Review and Discuss Internal Audit Plans: The Committee is to review and discuss with the senior internal auditing executive and appropriate members of the staff of the internal auditing department the plans for and the scope of their ongoing audit activities, including adequacy of staffing and compensation.

9)	Review and Discuss Internal Audit Reports: The Committee is to review and discuss with the senior internal auditing executive and appropriate members of the staff of the internal auditing department the annual report of the audit activities, examinations and results thereof of the internal auditing department.

10)	Review and Discuss the Systems of Internal Accounting Controls: The Committee is to review and discuss with the independent auditors, the senior internal auditing executive and, if and to the extent deemed appropriate by the Chairman of the Committee, members of their respective staffs the adequacy of the Company’s internal accounting controls, the Company’s financial, auditing and accounting organizations and personnel, and the Company’s policies and compliance procedures with respect to business practices which shall include (A) the disclosures regarding internal controls and other required matters and (B) a review with the independent auditors of their opinion on the effectiveness of management’s assessment of internal controls over financial reporting.

11)	Review and Discuss the Recommendations of Independent Auditors: The Committee is to review and discuss with the senior internal auditing executive and the appropriate members of the staff of the internal auditing department recommendations made by the independent auditors and the senior internal auditing executive, as well as such other matters, if any, as such persons or other officers of the Company may desire to bring to the attention of the Committee.

12)	Review and Discuss the Audit Results: The Committee is to review and discuss with the independent auditors (A) the report of their annual audit, or proposed report of their annual audit, (B) any management letter and (C) the reports of their reviews of the Company’s interim financial statements. The foregoing shall include, as appropriate, a review of (A) major issues regarding (i) accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and (ii) the adequacy of the Company’s internal controls;

(B) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (C) the effect of regulatory and accounting initiatives on the financial statements of the Company.

13)	Obtain Assurances under Section 10A(b) of the Exchange Act: The Committee is to obtain assurance from the independent auditors that in the course of conducting the audit, there have been no acts detected or that have otherwise come to the attention of the audit firm that require disclosure to the Committee under Section 10A(b) of the Exchange Act.

14)	Obtain Reports Regarding Conformity With Legal Requirements and the Company’s Code of Conduct: The Committee is to periodically obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company and its subsidiary entities are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics. The Committee is to review and discuss reports and disclosures of insider and affiliated party transactions. The Committee should advise the Board of Directors with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.

15)	Approve Related Party Transactions: The Committee is to approve all related party transactions that are required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC.

16)	Establish Procedures for Complaints Regarding Financial Statements or Accounting Policies: The Committee is to establish procedures for (A) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (B) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

17)	Review and Discuss Other Matters: The Committee should review and discuss such other matters that relate to the accounting, auditing and financial reporting practices and procedures of the Company as the Committee may, in its own discretion, deem desirable in connection with the review functions described above.

18)	Make Board Reports: The Committee shall report its activities regularly to the Board of Directors in such manner and at such times as the Committee and the Board of Directors deem appropriate, but in no event less than once a quarter. Such report should include a review of any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors or the performance of the internal audit function.

19)	Maintain Flexibility. The Committee, in carrying out its responsibilities, policies and procedures should remain flexible, in order to best react to changing conditions and circumstances.

Meetings of the Committee

     The Committee shall meet in person or telephonically at least quarterly, or more frequently as it may determine necessary, to comply with its responsibilities as set forth herein. The Chairman of the Committee shall, in consultation with the other members of the Committee, the Company’s independent auditors and the appropriate officers of the Company, be responsible for calling meetings of the Committee, establishing agenda therefor and supervising the conduct thereof. The Committee may also take any action permitted hereunder by unanimous written consent.

     The Committee may request any officer or employee of the Company or the Companys outside legal counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee shall meet, at least annually and more frequently as the Committee shall determine, with the Company’s management, the internal auditors and the independent auditors periodically in separate private sessions to discuss any matter that the Committee, management, the independent auditors or such other persons believe should be discussed privately.

Resources and Authority of the Committee

     The Committee shall have the resources and authority appropriate to discharge its responsibilities as required by law, including the authority to engage independent counsel and such other advisors as the Committee deems necessary to carry out its duties. The Committee may also, to the extent it deems necessary or appropriate, meet with the Company’s investment bankers or financial analysts who follow the Company.

     The Company will provide for appropriate funding, as determined by the Committee, for payment of (a) compensation to the Company’s independent auditors engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company, (b) compensation to independent counsel or any other advisors employed by the Committee and (c) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

Audit Committee Report

     The Committee will prepare, with the assistance of management, the independent auditors and outside legal counsel, the Audit Committee Report to be included in the Company’s annual proxy statement.

Annual Review of Charter

     The Committee will conduct and review with the Board of Directors annually an evaluation of the adequacy of this Charter and recommend any changes to the Board of Directors. The Committee may conduct this charter evaluation in such manner as the Committee, in its business judgment, deems appropriate.

Annual Performance Evaluation

     The Committee will conduct and review with the Board of Directors annually an evaluation of the Committee’s performance with respect to the requirements of this Charter. This evaluation should also set forth the goals and objectives of the Committee for the upcoming year. The Committee may conduct this performance evaluation in such manner as the Committee, in its business judgment, deems appropriate.

PROXY

ATLANTIC AMERICAN CORPORATION
4370 Peachtree Road, N.E.
Atlanta, Georgia 30319-3000

Proxy Solicitation on Behalf of the Board of Directors of
the Company for the Annual Meeting of Shareholders to be Held on May 4, 2004

The undersigned hereby appoints J. Mack Robinson and Hilton H. Howell, Jr., or either one of them, as proxies with full power of substitution and resubstitution, to vote on the undersigned’s behalf at the Annual Meeting of Shareholders of Atlantic American Corporation, to be held at 9:00 A.M., Eastern Time, on May 4, 2004, in the offices of the Company, 4370 Peachtree Road, N.E., Atlanta, Georgia and at all adjournments or postponements thereof, upon all business as may properly come before the meeting, including the business described in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is acknowledged.

PROXIES WILL BE VOTED IN ACCORDANCE WITH ANY INSTRUCTIONS INDICATED BELOW. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED FOR ALL LISTED PROPOSALS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

1.	Election Of Directors:

	NOMINEES:

1.	J. Mack Robinson	5.	Samuel E. Hudgins	9.	Mark C. West
2.	Hilton H. Howell, Jr.	6.	D. Raymond Riddle	10.	William H. Whaley, M.D.
3.	Edward E. Elson	7.	Harriett J. Robinson	11.	Dom H. Wyant
4.	Harold K. Fischer	8.	Scott G. Thompson

___ FOR	___	WITHHOLD AUTHORITY for all nominees

For, except vote withheld from the following nominee(s):

2.   To ratify the appointment of Deloitte & Touche LLP.

___ FOR	___ AGAINST	___ ABSTAIN

Dated:	, 2004

Signature

Signature

Sign exactly as your name(s) appears at left. Give full title of executor, administrator, trustee, guardian, etc. Joint owners should each sign personally.